Exhibit 21.1

                                PMC-SIERRA, INC.
                              LIST OF SUBSIDIARIES

On December 31, 2000 the Company streamlined its subsidiary structure and merged AANetcom, Inc., Abrizio Inc., PMC-Sierra (Maryland), Inc., PMC-Sierra, Inc. (U.S.), Malleable Technologies, Inc. and SwitchOn Networks, Inc. with and into PMC-Sierra US, Inc.(formerly known as Quantum Effect Devices).


1. PMC-Sierra Ltd., organized under the laws of British Columbia, doing business only under its official name or under PMC-Sierra, Inc.

2. PMC-Sierra, Inc. (Portland), organized under the laws of Delaware, doing business only under its official name or under PMC-Sierra, Inc.

3. PMC-Sierra International Inc., organized under the laws of Barbados, doing business only under its official name or under PMC-Sierra, Inc.

4. PMC-Sierra Europe Ltd., organized under the laws of the United Kingdom, doing business only under its official name or under PMC-Sierra, Inc.

5. PMC-Sierra Ireland Limited, organized under the laws of the Ireland, doing business only under its official name or under PMC-Sierra, Inc.

6. Extreme Packet Devices Inc., organized under the laws of British Columbia, doing business under its official name, under PMC-Sierra, Ltd. or under PMC-Sierra, Inc.

7. Datum Telegraphic Inc., organized under the laws of British Columbia, doing business under its official name, under PMC-Sierra, Ltd. or under PMC-Sierra, Inc.

8. PMC-Sierra US, Inc., organized under the laws of Delaware, doing business only under its official name or under PMC-Sierra, Inc.